REAL ESTATE LIEN NOTE

DATE: April 28, 2023

MAKER: FRONTERA GROUP, INC., a Nevada corporation

MAKER'S MAILING ADDRESS: 701 S. Carson Street, Suite 200
Carson City, NV 89701

PAYEE: TEXAS G & S INVESTMENTS, INC.

PLACE FOR PAYMENT: 4403 W. Military Hwy, Suite 703
McAllen, Texas 78503

PRINCIPAL AMOUNT: SIX MILLION FIVE HUNDRED THOUSAND AND NO/100S DOLLARS ($6,500,000.00)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE: Seven and one-half percent (7.5%)

ANNUAL INTEREST RATE ON MATURED, UNPAID AMOUNTS: MAXIMUM RATE ALLOWED BY LAW

TERMS OF PAYMENT:

This note is due and payable as follows:

Payments of interest only are due and payable quarterly commencing March 31, 2023 and continuing June 30, September 30, December 31 and March 31 of each successive quarter until April 28, 2030 at which time all outstanding principal and accrued and unpaid interest is due and payable in full. Payments of principal in the amount of $650,000 each are due on May 31 of each year during the term of this Note commencing with May 31, 2024.

MATURITY DATE: April 28, 2030

LATE CHARGE: If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or other day on which Payee is not open for business in McAllen, Texas such payment shall be made on the next business day on which Payee is open for business. If Maker fails to timely pay any installment within ten (10) days after the date due, Maker will pay a late fee equal to 5% of the installment not paid.

Maker reserves the right to prepay this note in any amount at any time prior to maturity without penalty.

SECURITY FOR A PAYMENT: This Note is secured by a Vendor's Lien and First Lien Deed of Trust to William P. Cantu, Trustee dated the same date covering the following property: The real property locally known as 411 & 502 East US Expressway 83, San Juan, Texas, consisting of 480,031 square feet or 11.02 acres located in Hidalgo County, Texas and more particularly described in **Exhibit "A"** attached hereto and incorporated by reference (the "Property").

Maker promises to pay to the order of Payee, or subsequent holder of this Note, at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due, and failure on the part of Payee to exercise said option and/or any other of its options, rights and/or remedies shall not constitute a waiver on the part of Payee to exercise the same at any other time. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

Time is of the essence with respect to this Note.

If this note or any instrument securing or collateral to it is given to an attorney for collection or endorsement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court cost, in addition to other amounts due. Reasonable attorney's fees shall be 25% of all amounts due unless either party pleads otherwise.

Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

This Note shall be governed and construed in accordance with the laws of the State of Texas, and, when and where applicable, the laws of the United States of America. In the

event any one or more provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

When the context requires, singular noun and pronouns include the plural.

This note is not to be assumed by any other person(s), partnerships, corporations, organizations or any other entity without the express written consent of the holder of this note.

Executed on April 28, 2023.

MAKER:

FRONTERA GROUP, INC.,
A Nevada corporation

By: ______________________
K. Bryce Toussaint, President

EXHIBIT "A"
Legal Description

TRACT I:

Lot One (1), LEIGHANN SUBDIVISION, an addition to the City of San Juan, Hidalgo County, Texas, according to the map or plat thereof recorded in Volume 39, Page 124, Map Records, Hidalgo County, Texas reference to which is here made for all purposes.

TRACT II:

Being 0.600 of one acre of land situated in Hidalgo County, Texas, and being out of Lot Six (6), M. L. WOODS COMPANY TRACT NO. 3, according to the map or plat thereof recorded in Volume 5, Page 52, Map Records, Hidalgo County, Texas, and said 0.600 of one acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 3/4 inch iron pipe found on the North right of way line of U.S. Expressway 83 for the Southeast corner of said tract herein described, said 3/4 inch iron pipe bears North 81 degrees 28 minutes 15 seconds West, 18.20 feet and North 8 degrees 31 minutes 45 seconds East, 1.75 feet from the Southeast corner of said Lot 6;

THENCE, in a Northwesterly direction, with the North curved right of way line of said U.S. Expressway 83, and with the line of a curve to the right which radius point bears North 27 degrees 52 minutes 48 seconds East 5579.65 feet and having a central angle of 1 degrees 36 minutes 22 seconds, a curve length of 157.22 feet (Deed Record: North 26 degrees 48 minutes 09 seconds East 5579.65 feet and having a central angle of 1 degrees 35 minutes 42 seconds, a curve length of 155.33 feet) to a 3/4-inch iron pipe found for the Southwest corner of said tract herein described;

THENCE, North 9 degrees 09 minutes 00 seconds East 167.71 feet (Deed Record: North 8 degrees 31 minutes 45 seconds East 168.25 feet), to a found 1/2 inch iron rod for the Northwest corner of said tract herein described;

THENCE, South 81 degrees 28 minutes 15 seconds East, 116.00 feet, with a line that is parallel to the South line of said Lot 6 to a set "x" cut in concrete for the most Northerly Northeast corner of said tract herein described;

THENCE, South 8 degrees 31 minutes 45 seconds West, 75.00 feet to a 1/2 inch iron rod set for an interior corner of said tract herein described;

THENCE, South 81 degrees 28 minutes 15 seconds East, 30.80 feet to a 1/2 inch iron rod set for the most Southerly Northeast corner of said tract herein described;

THENCE. South 8 degrees 31 minutes 45 seconds West, 144.00 feet, with a line that is parallel to the East line of said Lot 6 to the POINT OF BEGINNING and containing 0.600 of one acre of land more or less.